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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) January 10, 2001
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                           EXCHANGE APPLICATIONS, INC.
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               (Exact Name of Registrant as Specified in Charter)




    DELAWARE                        0-24679                      04-3338916
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(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
 Incorporation)



                  89 South Street, Boston, Massachusetts 02111
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               (Address of Principal Executive Offices) (ZIP Code)



        Registrant's telephone number, including area code (617) 737-2244
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ITEM 5.  OTHER EVENTS.
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         On January 10, 2001, Exchange Applications, Inc., issued 5,325,645 shares of Series A preferred stock in a private placement to Insight Capital Partners and certain of its affiliated funds for an aggregate purchase price of $6.725 million, which represents a purchase price of $1.2632 per share. Dividends accrue on the initial purchase price per share at an annual rate equal to 10%, and are compounded quarterly. The purchasers may convert the preferred stock and any accrued dividends into common stock at any time at a conversion price equal to the initial purchase price per share. In addition, the purchasers may require Exchange to redeem any unconverted preferred shares at any time after January 10, 2003 at a 3% premium to the initial purchase price per share plus accrued dividends. Also, in connection with the transaction, under certain conditions, the purchasers may (i) elect to require Exchange to cause the election of a director of their choice to Exchange's board of directors, and
(ii) exercise a right of first refusal to subscribe for any equity and/or equity-linked securities issued by Exchange in its future financings. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached hereto as Exhibit 10.1. The Certificate of Designation setting forth the terms of the preferred stock is attached hereto as Exhibit
4.1. As fully set forth in the Certificate of Designation, the purchasers of the preferred stock hold certain consent rights which require Exchange, under certain conditions, to obtain the prior consent of the purchasers to a range of corporate governance matters, including acquisitions, dispositions, incurrence of indebtedness, hiring key personnel and other matters. While currently the shares of the preferred stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, pursuant to a Registration Rights Agreement, the Company has granted the purchasers of the preferred stock registration rights. Among such rights, Exchange has agreed to register for resale the shares of common stock underlying the preferred stock upon the request of the purchasers at any time after April 21, 2001. The Registration Rights Agreement is attached hereto as Exhibit 10.2.

         On January 12, 2001, the Company issued a press release announcing the transaction. A copy of this press release has been filed with this Current
Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (C)  EXHIBITS.
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         Exhibit 4.1   Certificate of Designation of Series A Preferred Stock of
                       Exchange, dated as of January 10, 2001.


         Exhibit 10.1 Securities Purchase Agreement, dated as of January 10, 2001, by and among Exchange and the purchasers of the Series A Preferred Stock, includes all Schedules thereto.


         Exhibit 10.2 Registration Rights Agreement by and among Exchange and the purchasers of the Series A Preferred Stock, dated as of January 10, 2001.


         Exhibit 99.1 Press Release of the Company, dated January 12, 2001, announcing the private placement.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           EXCHANGE APPLICATIONS, INC.

                                           By: /s/ Andrew J. Frawley
                                               -----------------------------
                                               Andrew J. Frawley
                                               Chairman of the Board and CEO


Dated:  January 24, 2001



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                                  EXHIBIT INDEX




         Exhibit No.   Description
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         Exhibit 4.1   Certificate of Designation of Series A Preferred Stock of
                       Exchange, dated as of January 10, 2001.



         Exhibit 10.1 Securities Purchase Agreement, dated as of January 10, 2001, by and among Exchange and the purchasers of the Series A Preferred Stock, includes all Schedules thereto.



         Exhibit 10.2 Registration Rights Agreement by and among Exchange and the purchasers of the Series A Preferred Stock, dated as of January 10, 2001.



         Exhibit 99.1 Press Release of the Company, dated January 12, 2001, announcing the private placement.